UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Event Requiring Report: October 5, 2007

TRUSTCASH HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation or organization)

000-49838 (Commission File Number)	94-3381088 (IRS Employer Identification Number)

Gregory Moss, Chief Executive Officer
400 Park Avenue, Suite 1420, New York, New York 10022
(Address of principal executive offices)

(800) 975-5196
(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

_____________________________________________________________________________________

Item 8.01	OTHER EVENTS.

_____________________________________________________________________________________

On October 5, 2007, Trustcash Holdings, Inc. (the “Company”) executed a binding term sheet with Paivis Corp. (“Paivis”) that outlines the terms of certain definitive agreements whereby the Company intends to acquire all of the issued and outstanding common and preferred shares of Paivis on a share for share exchange basis that will value the Paivis common shares at $1.30 per share in shares of the Company’s preferred stock subject to an independent price evaluation of the value of Paivis’s common stock and exchange new classes of the Company’s preferred shares designated to mirror those rights and preferences proscribed for existing shares of Paivis’ designated classes of preferred shares. The transaction is intended to be a tax free reorganization and is subject to additional conditions precedent to closing. The rights and preferences of the Company’s preferred shares that are to be exchanged for Paivis’ common will be finally determined at closing but will include a mandatory annual dividend preference and registration rights, as the parties intend to seek quotation of these preferred shares. _____________________________________________________________________________________

ITEM 9.01	Financial Statements and Exhibits

_____________________________________________________________________________________

(c)	The following exhibits are filed herewith:

Exhibit No.	Page No.	Description

10	Attached Summary of Proposed Terms for an Acquisition of Paivis Corp. dated October 5, 2007.

_____________________________________________________________________________________

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Trustcash Holdings, Inc.	Date

By: /s/ Gregory Moss	October 12, 2007

Name: Gregory Moss

Title:	President and Chief Executive Officer